UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 17, 2012

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS

On October 17, 2012, OneBeacon Insurance Group, Ltd. (the “Company”) announced that its subsidiary OneBeacon Insurance Group LLC has entered into definitive agreements to terminate its exclusive underwriting arrangement with Hagerty Insurance Agency (“Hagerty”) and sell Essentia Insurance Company (“Essentia”), an indirect wholly owned subsidiary of the Company, to Markel Corporation (“Markel”).  The Company expects to record a $23 million pre-tax (or $15 million after tax) gain on the sale at closing, which is expected to occur in the first quarter of 2013.  The transaction is subject to customary closing conditions, including the receipt of all required regulatory approvals.

In connection therewith, the Company and Hagerty Insurance Agency have agreed to terminate their existing relationship pursuant to which the Company, through Essentia, has written the collector car and boat business.  The Company will cease writing new and renewal policies with respect to the collector car and boat business line on Essentia effective upon the closing of the sale of Essentia to Markel.  The Company through one of its insurance company subsidiaries will continue to administer the collector car and boat business policies written prior to closing of the sale of Essentia to Markel through a reinsurance arrangement.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 99.1          Press Release issued by the Company dated October 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date:	October 17, 2012
		By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary and Associate General Counsel

Exhibits

Exhibit 99.1          Press Release issued by the Company dated October 17, 2012